Exhibit 10.6

FORM OF AMENDED AND RESTATED

SECURITY AND INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED SECURITY AND INTERCREDITOR AGREEMENT (this “Security/Intercreditor Agreement”), dated             2011, by and among MIMEDX GROUP, INC., a corporation under the laws of the State of Florida (“Grantor”), in favor of Parker H. Petit, in his capacity as collateral agent hereunder (in such capacity, together with any successor collateral agent, “Collateral Agent”) for the benefit of the holders of those certain 5% Convertible Senior Secured Promissory Notes (Series $5.0 Million 2011) (the “Series $5.0 Million 2011 Notes”) in the aggregate principal amount of up to $5.0 Million (each, a “Holder”), and Parker H. Petit (“Petit”), the holder of that certain Note in the original principal amount of $3.6 million dated March 31, 2011, issued to Petit by the Grantor (Petit and each of the Holders being individually referred to herein as a “Lender,” and, collectively, as “Lenders”), each Holder and Petit being signatories hereto and, together with Grantor, being sometimes individually herein called a “Party” and collectively, “the Parties”.

R E C I T A L S

WHEREAS, Grantor has entered into that certain Revolving Secured Line of Credit Agreement dated March 31, 2011, with Petit (such agreement as it may be amended or otherwise modified from time to time is referred to herein as the “Prior Credit Agreement”);

WHEREAS, in connection with Prior Credit Agreement, Grantor and Petit have entered into that certain Security and Intercreditor Agreement dated March 31, 2011, (herein called the “Prior Security/Intercreditor Agreement”) and the Parties wish hereby to continue the Prior Security/Intercreditor Agreement as hereby amended and restated in its entirety;

WHEREAS, in connection with the Series $5.0 Million 2011 Notes issued pursuant to the Subscription Agreements (“the Subscription Agreements”) executed and delivered by MiMedx Group, Inc., a corporation under the laws of the State of Florida, (the “Borrower”), payable to the order of each of the Holders, Borrower is required to execute and deliver this Security/Intercreditor Agreement;

WHEREAS, the Loan Documents as defined in the Prior Credit Agreement and the Series $5.0 Million 2011 Notes, all Warrants issued by Borrower to the Holders, this Security/Intercreditor Agreement, all Uniform Commercial Code financing statements filed to perfect any security interests granted pursuant to this Security/Intercreditor Agreement, the Registration Rights Agreements executed by Borrower in favor of the Holders and any other document evidencing or securing the obligations under the Series $5.0 Million 2011 Notes are all herein collectively called the “Loan Documents”;

WHEREAS, the execution and delivery of this Security/Intercreditor Agreement is required by the Subscription Agreements and certain other Loan Documents; and

WHEREAS, Grantor has determined that the Notes (as hereinafter defined) shall inure to the benefit of Grantor and that it is in its best interest to execute this Security/Intercreditor Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning set forth in Section 2 hereof.

“Collateral Agent” shall have the meaning set forth in the heading to this Security/Intercreditor Agreement.

“Event of Default” shall have the meaning given to it in the applicable Loan Document.

“Grantor” shall have the meaning set forth in the heading to this Security/Intercreditor Agreement.

“Holder” shall have the meaning set forth in the heading to this Security/Intercreditor Agreement.

“Intellectual Property” shall mean any of the following and all rights in, arising out of, or associated therewith: (a) all United States, international, and foreign patents and applications therefor (of any kind) and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data, customer lists, computer programs and other computer software, user interfaces, processes and formulae, source code, object code, algorithms, methodologies, logical data models, physical data models, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials, designs, all documentation relating to any and all of the foregoing, and all trade secret rights in and to any and all of the foregoing; (c) all copyrights, copyrights registrations, and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations, intent-to-use applications, and other registrations and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; (g) all domain names; and (h) any similar or equivalent rights to any of the foregoing anywhere in the world, including, without limitation, licenses.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority, or other Security/Intercreditor Agreement or preferential arrangement of any kind or nature whatsoever, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lender” or “Lenders” shall have the meaning set forth in the heading to this Security/Intercreditor Agreement.

“Majority In Interest” means, at any time, Lenders holding more than fifty percent (50%) of the outstanding principal amount of the Notes at such time.

“Notes” means that certain 5% Convertible Senior Secured Promissory Note dated March 31, 2011, in the original principal amount of $3.6 Million, as adjusted, issued by the Grantor to Petit, and those certain 5% Convertible Senior Secured Promissory Notes (Series $5.0 Million 2011) issued to the Holders.

“Permitted Dispositions” means (i) transfers in the ordinary course of business, including, without limitation, sales of inventory and products made for sale, fixtures, furniture, and transfers of worn out, obsolete or surplus equipment; and (ii) any and all licenses of Intellectual Property from the Grantor to third parties.

“Permitted Liens” means:

(a) Liens consisting of any license or sublicense of Intellectual Property and any interest of a licensor under any such license or sublicense; and

(b) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a Lender depository institution.

“Petit” shall have the meaning set forth in the heading to this Security/Intercreditor Agreement.

“Prior Credit Agreement” shall have the meaning set forth in the Recitals to this Security/Intercreditor Agreement.

“Prior Security/Intercreditor Agreement” shall have the meaning set forth in the Recitals to this Security/Intercreditor Agreement.

“Pro Rata Share” shall have the meaning set forth in Section 5(e) hereof.

“Secured Obligations” means all indebtedness, liabilities and obligations of Grantor to Lenders, whether now existing or hereafter incurred, pursuant to the Notes.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Georgia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Georgia, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Grantor and Lenders to cause the Notes to be issued, Grantor hereby grants to Collateral Agent, as agent for the Lenders, a first priority security interest in all patents and other Intellectual Property of the Grantor and its subsidiaries now owned or hereafter developed or acquired and all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing (the “Collateral”), provided that until the Convertible Secured Promissory Notes in the principal sum of $1,250,000 issued January 5, 2011, in connection with the acquisition of Surgical Biologics, LLC, are paid in full, the Collateral shall exclude (i) the patents and other intellectual property owned by Surgical Biologics, LLC, and (ii) all accessions to, substitutions for and replacements, products and proceeds thereof.

3. Perfection and Protection of Security Interest.

(a) Perfection of Security Interest. Grantor shall, at its expense, perform all steps requested by the Collateral Agent at any time to perfect, maintain, protect, and enforce the Lenders’ Liens, including: (i) executing, delivering and/or filing of financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Lenders; (ii) when an Event of Default has occurred and is continuing, if requested by the Collateral Agent, transferring the Collateral as designated by the Collateral Agent; (iii) placing notations on Grantor’s books of account to disclose the Lenders’ security interest; and (iv) taking such other steps as are deemed necessary or desirable by the Collateral Agent to maintain and protect the Lenders’ Liens.

(b) Financing Statements; USPTO Filing(s). Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file: (1) in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all of the intellectual property of Grantor and its subsidiaries now owned or hereafter acquired and all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing or words of similar effect (with the proviso that, until the Convertible Secured Promissory Notes in the principal sum of $1,250,000 issued January 5, 2011, in connection with the acquisition of Surgical Biologics, LLC, are paid in full, the Collateral shall exclude (i) the patents and other intellectual property owned by Surgical Biologics, LLC, and (ii) all accessions to, substitutions for and replacements, products and proceeds thereofhe provision that), regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code (the “UCC”) of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates; and (2) any filings with the

United States Office of Patents and Trademarks (USPTO) as may be necessary or desirable in the Collateral Agent’s discretion to reflect the security interest in any patents comprising part of the Collateral. Any such filing, and any amendment, continuation or termination with respect thereto, shall be made only with the approval of the Majority In Interest for and on behalf of all of the Lenders. Each undersigned Lender hereby approves such initial filings with the USPTO and under the UCC as the Collateral Agent may deem appropriate. Grantor agrees to furnish any such information to the Lenders promptly upon request. The Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security/Intercreditor Agreement or of a financing statement is sufficient as a financing statement.

(c) Confirmation. From time to time, Grantor shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging to the Lenders the Collateral, but Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Lenders in and to the Collateral with respect to Grantor. Until all Secured Obligations have been fully satisfied, the security interest granted hereunder shall continue in full force and effect in all Collateral.

4. Power of Attorney. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND EACH OTHER LENDER HEREUNDER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF GRANTOR OR IN ITS OWN NAME AS AGENT FOR ITSELF AND THE OTHER SECURED PARTIES, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH COLLATERAL AGENT AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY TO ACCOMPLISH THE PURPOSES OF THIS SECUIRTY AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR HEREBY GIVES COLLATERAL AGENT THE POWER AND RIGHT ON BEHALF OF GRANTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE TO, OR THE CONSENT OF, GRANTOR: (a) to endorse the Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lenders’ possession; (b) to sign the Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements, filings with the USPTO, and other public records and to file any such financing statements or other documents by manual or electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of the Grantor’s mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to the Grantor; (d) to send requests for verification of accounts to customers or account debtors; (e) to complete in the Grantor’s name or the Lenders’ names, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (f) to file such financing statements with respect to this Security/Intercreditor Agreement, with or without the Grantor’s signature, or to file a photocopy of this Security/Intercreditor Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate, and to execute in the

Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (g) to do all things necessary to carry out the fulfillment of the obligations of the Grantor under the Notes, the Loan Documents and this Security/Intercreditor Agreement. Grantor hereby ratifies and approves all acts of such attorney-in-fact. Neither the Majority In Interest nor the Collateral Agent or other designees or attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct.

THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE SECURED OBLIGATIONS HAVE BEEN FULLY SATISFIED.

5. Intercreditor Provisions.

(a) Rights With Respect to Notes. Upon an Event of Default, the Collateral Agent with the consent of the Majority in Interest, and subject to this Security/Intercreditor Agreement, shall have the right to accelerate the maturity of the Notes and to take and exercise any rights as a secured creditor with respect to the Collateral under the UCC and this Security/Intercreditor Agreement. Each Lender hereby agrees that it shall not amend or assign its Loan Documents without the prior written consent of a Majority In Interest.

(b) Waivers. Waivers granted and other actions taken pursuant to this Security/Intercreditor Agreement shall be effective as against all Lenders if in writing executed by the Collateral Agent.

(c) Sharing of Payments and Proceeds. Each Lender shall share pari passu on a ratable basis equal to its Pro Rata Share (defined below) in all payments from any source made on any of the Notes, and in the Collateral and any proceeds therefrom. “Pro Rata Share” shall mean an amount equal to the amount which results when the total amount of principal that is owing to that Lender is divided by the aggregate principal owing to all Lenders (expressed as a percentage). Each Lender agrees that if it shall receive (by whatever means, including through the exercise of any right of setoff or counterclaim or otherwise) payment of a proportion of the aggregate amount of principal and interest due with respect to the Notes that is greater than its Pro Rata Share, the Lender receiving such proportionately greater payment shall remit to the other Lenders the amount necessary so that each Lender receives its Pro Rata Share of such payment.

(d) Amendment. No amendment of any provision of this Security/Intercreditor Agreement shall in any event be effective unless the same shall be in writing and signed by a Majority In Interest.

(e) Collateral Agent. Each Lender hereby appoints Parker H. Petit as the Collateral Agent hereunder, who shall act as a representative of the Lenders to carry out instructions and directives of the Majority In Interest for purposes of this Security/Intercreditor Agreement and to have the other responsibility and authority set forth in this Security/Intercreditor Agreement. The Lenders’ approval of this Security/Intercreditor Agreement shall include confirmation of the authority of the Collateral Agent. Grantor may rely upon the acts of the Collateral Agent for all purposes permitted hereunder. EACH LENDER HEREBY WAIVES ANY CONFLICT OF INTEREST OF THE COLLATERAL AGENT ARISING FROM HIS SERVICE AS COLLATERAL AGENT HEREUNDER AND FROM HIS STATUS AS A LENDER HEREUNDER, and as a DIRECTOR, CHAIRMAN, CEO AND A MAJOR SHAREHOLDER OF GRANTOR.

The Collateral Agent shall have full power of attorney to act in the name, place, and stead of the Lenders, and each of them, in all matters in connection with this Security/Intercreditor Agreement, upon the approval of the Majority In Interest or as may be specifically provided herein. The Collateral Agent’s authority to act on behalf of the Lenders includes the power to execute all such documents, waivers, amendments, and instruments as are approved by the Majority In Interest or by this Security/Intercreditor Agreement.

The Collateral Agent shall have no duties or obligations except as specifically set forth in this Security/Intercreditor Agreement. In acting on behalf of the Majority In Interest, the Collateral Agent may rely upon, and shall be protected in acting or refraining from acting upon, an opinion or advice of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator’s award, appraisal, bonds, or other paper or document reasonably believed by them to be genuine and to have been executed or presented by the proper party or parties. The Collateral Agent shall not be personally liable to the Majority In Interest for any action taken, suffered, or omitted by him, except for willful misconduct or gross neglect.

The Collateral Agent and each Lender hereby agree that the Majority In Interest shall have the full and complete right and authority to give instructions to, and otherwise direct, the Collateral Agent in respect of the Collateral or any action with respect to any Collateral. The Collateral Agent shall not have by reason of this Security/Intercreditor Agreement or any other document a fiduciary relationship in respect of any Lender.

6. Representations and Warranties. Grantor hereby represents and warrants to the Lenders that except for the security interest granted under this Security/Intercreditor Agreement and the Prior Credit Agreement, and Permitted Liens, Grantor has granted no other security interest in the Collateral that is still outstanding, and that this Security/Intercreditor Agreement creates a valid, binding and enforceable Lien and/or security interest in and to the Collateral hereunder for the benefit of the Lenders.

7. Covenants. Grantor covenants and agrees with the Lenders that from and after the date of this Security/Intercreditor Agreement and until the Secured Obligations have been performed and paid in full:

7.1 Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Collateral Agent may reasonably deem desirable to obtain the full benefit of this Security/Intercreditor Agreement.

7.2 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Grantor shall allow reasonable access to such records upon reasonable notice from Lenders.

7.3 Collateral. The Grantor agrees that it will not, without the prior written consent of the Collateral Agent, consent to, permit or suffer to occur any sale, transfer, Lien, or use of any of the Collateral adversely affecting the interest of the Lenders therein, other than pursuant to Permitted Liens and Permitted Dispositions.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence and during the continuation of an Event of Default (subject to the provisions of this Security/Intercreditor Agreement and the Loan Documents), the Lenders, acting through the Collateral Agent, shall have the right to take title to, seize, assign, sell, and otherwise dispose of the Collateral, or any part thereof, either at public or private sale, in lots or in bulk, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable, and any Lender may bid or become the purchaser at any such sale. If notification to Grantor of any intended disposition by the Lenders of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least 20 days prior to such disposition.

(b) If any Event of Default shall occur and be continuing, the Lenders, acting through the Collateral Agent, may exercise, in addition to all other rights and remedies granted to them under this Security/Intercreditor Agreement and the Loan Documents, all rights and remedies of a secured party under the UCC.

(c) Except as specifically provided for herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security/Intercreditor Agreement or any Collateral.

(d) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed in the following order of priorities:

First, to the Collateral Agent in an amount sufficient to pay in full the reasonable costs of the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including, without limitation, reasonable attorneys’ fees;

Second, to the Lenders in the amount of the Pro Rata Share owing to each Lender; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

9. Reinstatement. This Security/Intercreditor Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of Lenders or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10. Miscellaneous.

10.1 No Waiver; Cumulative Remedies.

(a) Lenders shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security/Intercreditor Agreement may be waived, altered, modified or amended except as provided herein.

10.2 Termination of this Security/Intercreditor Agreement. This Security/Intercreditor Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

10.3 Successor and Assigns. This Security/Intercreditor Agreement shall be binding upon the successors of Grantor and Lenders and may not be assigned by any party.

10.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security/Intercreditor Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

10.5 Counterparts. This Security/Intercreditor Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Titles and Subtitles. The titles of the sections and subsections of this Security/Intercreditor Agreement are not to be considered in construing this Security/Intercreditor Agreement.

10.7 Severability. In case any provision of this Security/Intercreditor Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.8 Agreement is Entire Contract. This Security/Intercreditor Agreement and the other Loan Documents, constitute the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Security/Intercreditor Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security/Intercreditor Agreement, except as expressly provided herein.

[Signatures Contained on the Following Page]

In Witness Whereof, the undersigned have caused this Security/Intercreditor Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR:

MiMedx Group, Inc.

By:
Michael J. Senken, CFO

[COMPANY SEAL]

COLLATERAL AGENT:

(SEAL)
Parker H. Petit

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SECURITY AND INTERCREDITOR AGREEMENT

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